UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2008
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33666 (Commission File Number)	74-3204509 (I.R.S. Employer Identification No.)

4444 Brittmoore Road, Houston, Texas (Address of principal executive offices)		77041 (Zip Code)

Registrant’s telephone number, including area code:	(713) 335-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2007 Officer Incentive Plan
On February 25, 2008, the Compensation Committee of the Board of Directors of Exterran Holdings, Inc. (“Exterran”) approved annual incentive bonuses for 2007 under the Universal Compression Holdings, Inc. Officer Incentive Plan (the “Universal OIP”) and the Hanover Compressor Company 2007 Short-Term Incentive Program (the “Hanover STI”), as applicable, for the following individuals, who are Exterran’s “named executive officers” for 2007, as set forth below:

			2007 Annual
		Applicable	Incentive Bonus
Officer	Title	Incentive Program	($)
Stephen A. Snider	President & Chief Executive Officer	Universal OIP	350,000

J. Michael Anderson	Senior Vice President & Chief Financial Officer	Universal OIP	200,000

Brian A. Matusek	Senior Vice President & Chief Operating Officer	Hanover STI	270,000

Stephen W. Muck	Senior Vice President, Human Resources	Hanover STI	215,000

D. Bradley Childers	Senior Vice President, Corporate Development	Universal OIP	200,000
The amounts awarded are expected to be paid in March 2008.
Changes to Base Salaries
On February 25, 2008, the Compensation Committee of Exterran’s Board of Directors approved changes, expected to be effective in April 2008, to the annual base salaries of the named executive officers as follows:

		Amount of
		Increase	New Base Salary
Officer	Title	($)	($)
Stephen A. Snider	President & Chief Executive Officer	28,000	600,000

J. Michael Anderson	Senior Vice President & Chief Financial Officer	33,000	355,000

Brian A. Matusek	Senior Vice President & Chief Operating Officer	35,000	375,000

Stephen W. Muck	Senior Vice President, Human Resources	15,000	285,000

D. Bradley Childers	Senior Vice President, Corporate Development	28,000	340,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
February 29, 2008	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer